UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2017 (November 6, 2017)

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Liberty Tax, Inc. (the “Company”), dated and filed on November 6, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to provide updated information and amends and restates the referenced sections in Item 5.02 of the Original Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Nicole Ossenfort and John Seal to the Board of Directors (the “Board”) of the Company were elected by John T. Hewitt, Chairman of the Board.  The Certificate of Incorporation of the Company permits Mr. Hewitt, as the owner of all the Class B Common Stock of the Company, to elect a majority of the members of the Board.  The Board has not made any determinations regarding committee assignments for Mr. Seal or Ms. Ossenfort at this time.

Ms. Ossenfort has operated franchise offices of Liberty Tax Service since 2002 as President of JL Enterprises Inc. (“JL Enterprises”), which operates such offices in South Dakota and Wyoming.  She also served as Vice President of the Company’s 360 Accounting Solutions business from April 2017 to October 2017 and as an Area Developer (or “AD”) from 2004 to September 2017.  Ms. Ossenfort previously operated her own accounting practice from 2000 to 2003 and worked in public accounting as an auditor at Ketel Thorstenson LLP from 1996 to 1999 and at McGladrey & Pullen from 1994 to 1996.  Ms. Ossenfort holds a Bachelor of Science Degree in Accounting (1994) from National American University and CPA Certificate (Inactive).

John Seal has served as a Liberty Tax Area Developer for the south part of Houston, TX since 2012 and as President, Secretary and Director of JMS Tax Inc. (“JMS Tax”), which provides tax preparation and accounting services, since 2000.  Previously, he was a Liberty Tax franchisee in Hampton Roads, VA and Las Vegas, NV since 2000 and served as VP Finance of Liberty Tax Service since 1997, where he assisted in the purchase of U&R Tax Depot (Liberty Tax Canada) and development of Liberty Tax Service in the U.S. He joined the franchise tax preparation industry 28 years ago as a franchisee with Jackson Hewitt Tax Service and, after four tax seasons, joined Jackson Hewitt Corporation as Director of Field Operations in 1993. Prior to joining Jackson Hewitt, Mr. Seal spent eight years in operating-division financial management with General Foods Corp., a Fortune 50 food manufacturer prior to its acquisition by Philip Morris in 1985 and Kraft Foods in 1990. Mr. Seal received his MBA degree from Indiana University and an Economics degree from George Washington University.

Related Party Transactions

The Company is or was a participant in the following related party transactions with Ms. Ossenfort or Mr. Seal since the beginning of the Company’s most recent fiscal year ended April 30, 2017 (“Fiscal 2017”):

Ossenfort Franchise

JL Enterprises, which Ms. Ossenfort jointly owns with her husband, Scott Ossenfort (together, with Ms. Ossenfort, the “Ossenforts”) borrows operating funds for working capital to operate the franchises each year.  During Fiscal 2017, JL Enterprises borrowed such funds in the amount of $351,658, which were fully repaid with interest by the end of Fiscal 2017.  In addition, the Company has recorded $234,820 of accounts receivable from JL Enterprises for royalties, advertising and financial product charges, of which $223,293 was repaid by the end of Fiscal 2017, and a balance of $10,932 remains outstanding and payable to the Company.

Ossenfort Area Developer

In January 2012, the Ossenforts acquired AD territories covering Western South Dakota and Western Nebraska from the Company.   A note of $429,246 was issued by the Company, and the outstanding principal balance was $208,266 as of the end of Fiscal 2017.  On September 6, 2017, the Company entered into an agreement to re-acquire the AD territories from the Ossenforts for $268,000 of which $198,000 consisted of debt forgiveness on the note, with a balance of $34,852 payable to the Ossenforts on July 1, 2018.

In Fiscal 2017, the Company recorded $1,605 of accounts receivable from the Ossenforts for new franchise leads and interest, which remained unpaid at the end of Fiscal 2017.  The Ossenforts earned $69,573 for their portion of franchise fees, royalties and interest in Fiscal 2017.

Seal Area Developer

In April 2012, JMS Tax acquired an AD territory in Texas from the Company for approximately $935,000, of which approximately $639,464 was financed through a note issued by the Company, payable in six installments at 12% interest. The outstanding principal balance on the note was $311,302 at the end of Fiscal 2017, and $223,384 currently remains outstanding.

In Fiscal 2017, the Company recorded $16,482 of accounts receivable from JMS Tax for new franchise leads and interest, which remained unpaid at the end of Fiscal 2017. JMS Tax earned $137,532 for their portion of franchise fees, royalties and interest in Fiscal 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: November 9, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel